FOR FURTHER INFORMATION:
AT THE COMPANY:	AT FINANCIAL RELATIONS BOARD:
Richard G. Smith	Leslie Loyet
Chief Financial Officer	Analyst Inquiries
Ph: (773) 380-6587	(312) 640-6672

FOR IMMEDIATE RELEASE

FRIDAY, DECEMBER 21, 2007

DEERFIELD CAPITAL CORP. COMPLETES ACQUSITION OF

DEERFIELD & COMPANY LLC

•	Diversifies Existing Business and Sources of Income
•	Deerfield Triarc Capital Corp. Changes Name to Deerfield Capital Corp.

CHICAGO, December 21, 2007 -- Deerfield Capital Corp. (NYSE: DFR or "DFR") announced today that the previously announced agreement to acquire Deerfield & Company LLC (“Deerfield”), a Chicago-based fixed income asset manager and DFR’s external manager, from Triarc Companies, Inc. (NYSE: TRY; TRY.B or “Triarc”) and minority interest holders has been completed. As of market open on Monday, December 24, 2007, DFR will trade on the NYSE Exchange under its new name, Deerfield Capital Corp., and will maintain its trading symbol “DFR”.

The total aggregate consideration paid to Triarc and other members of Deerfield consisted of approximately $75 million aggregate principal amount of five-year senior secured notes bearing an initial interest rate of LIBOR plus 500 basis points and 15 million shares of newly issued DFR Series A cumulative convertible preferred stock that will be converted on a one-for-one basis into DFR common stock upon the approval of the DFR stockholders.

It is currently expected that a DFR special stockholder meeting will be held in the first quarter of 2008 for the purpose of approving the conversion of the preferred stock into DFR common stock. If the stockholders approve the conversion of the preferred stock into common stock, Triarc would own approximately 16% of DFR’s outstanding common stock.

By acquiring Deerfield, DFR has internalized its investment manager, which should enhance the efficiency of its cost structure. In Deerfield, DFR has acquired a leading fixed income asset manager with a diversified revenue and fee income stream. These factors create the potential for capital appreciation for DFR stockholders through increased earnings, higher return on equity (ROE) and multiple expansion. Deerfield's brand positioning as an alternative investment manager should also be enhanced by the combination.

-more-

Deerfield Capital Corp.

Add 1

Jonathan Trutter, Chief Executive Officer, Robert Grien, President and Richard Smith, Chief Financial Officer, will continue in their current roles at DFR. Members of Deerfield's portfolio teams are also expected to remain with the combined company. As previously announced, DFR has been renamed Deerfield Capital Corp. upon consummation of the deal.

With offices in Chicago, New York and London, Deerfield is an SEC-registered fixed income alternative asset manager. Deerfield specializes in credit and structured investment products, with teams dedicated to bank loans, corporate debt securities, asset-backed securities, government arbitrage, real estate finance and leveraged finance. As of November 1, 2007, Deerfield had approximately $15.4 billion (including $718 million of capital relating to DFR) in assets under management.

A special committee of the Board of Directors of DFR, consisting solely of independent directors, negotiated and approved, and recommended that the Board of Directors approve, the terms of the transaction. Financial advisors for the DFR Special Committee were Bear, Stearns & Co. Inc. and Houlihan Lokey Howard & Zukin, each of which provided a fairness opinion on the Deerfield acquisition. Weil, Gotshal & Manges LLP acted as principal legal advisor to the DFR Special Committee, and Hogan & Hartson LLP advised the DFR special committee on Maryland law issues.

About the Company

DFR is a diversified financial company formed to invest in real estate- related securities and various other asset classes. DFR has elected and intends to continue to qualify to be taxed as a real estate investment trust, or REIT, for federal income tax purposes. DFR’s objective is to provide attractive returns to investors through a combination of dividends and capital appreciation, which DFR intends to achieve by opportunistically investing in financial assets and to construct an investment portfolio appropriately leveraged to seek attractive risk-adjusted returns.

The asset classes DFR may invest in are as follows:

Asset Class	Principal Investments

Real Estate-Related Securities	Residential mortgage-backed securities (RMBS) and Commercial mortgage-backed securities (CMBS)

Other Asset-backed Securities	Collateralized debt obligations Consumer ABS

Loans and Related Derivatives	Senior Secured and Unsecured Loans Credit Default Swaps on Senior Secured Loans

Leveraged Finance Instruments	Corporate Mezzanine Loans High Yield Corporate Bonds Distressed and Stressed Debt Securities Private Equity Investments

-more-

Deerfield Capital Corp.

Add 2

In addition, DFR may invest opportunistically in other types of investments, including investment grade corporate bonds and related derivatives, government bonds and related derivatives, and other fixed income related instruments.

Forward Looking Statements

Certain statements in this press release are forward-looking as defined by the Private Securities Litigation Reform Act of 1995. These include statements as to such things as future capital expenditures, growth, business strategy and the benefits of the merger with Deerfield (the “Merger”), including future financial and operating results, cost savings, enhanced revenues and the accretion/dilution to reported earnings that may be realized from the Merger as well as other statements of expectations regarding the effect of the Merger and any other statements regarding future results or expectations. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made. Forward-looking statements are also based on predictions as to future facts and conditions the accurate prediction of which may be difficult and involve the assessment of events beyond our control. The forward-looking statements are further based on various operating assumptions. Caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, actual results may differ materially from expectations or projections. We do not undertake any obligation to update any forward-looking statement, whether written or oral, relating to matters discussed in this press release.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements:

Relating to the Merger:

•	DFR’s ability to integrate the businesses of DFR and Deerfield successfully and the amount of time and expense spent and incurred in connection with the integration;
•	the ability to realize the economic benefits that DFR anticipates as a result of the Merger;
•	federal income tax liability as a result of owning Deerfield and DCM through taxable REIT subsidiaries and the effect of DFR’s acquisition of Deerfield on its ability to continue to qualify as a REIT;
•	the impact of owning Deerfield on DFR’s ability to rely on an exemption from registration under the Investment Company Act of 1940;
•	the limitations or restrictions imposed on DCM’s investment and management services as a result of DFR’s ownership of DCM;
•

the impact of the issuance of $75 million of Senior Secured Notes as partial consideration for the Merger, including its impact on DFR’s liquidity, ability to raise additional capital and financial condition; and

•	the impact of the issuance of the Series A Preferred Stock in connection with the Merger and its conversion into common stock if approved by DFR’s stockholders,

-more-

Deerfield Capital Corp.

Add 3

which may include dilution of the ownership of our common stock negatively impacting its market price.

Relating to the ongoing operation of DFR:

•	higher or lower than expected prepayment rates on the mortgages underlying DFR’s mortgage securities holdings;
•	DFR’s inability to obtain favorable interest rates, margin or other terms on the financing that is needed to leverage DFR’s mortgage securities and other positions;
•	increased rates of default on DFR’s loan portfolio (which risk rises as the portfolio seasons), and decreased recovery rates on defaulted loans;
•

flattening or inversion of the yield curve (short term interest rates increasing at a greater rate than longer term rates), reducing DFR’s net interest income on its financed mortgage securities positions;

•	DFR’s inability adequately to hedge its holdings sensitive to changes in interest rates;
•	narrowing of credit spreads, thus decreasing DFR’s net interest income on future credit investments (such as bank loans);
•	changes in REIT qualification requirements, making it difficult for DFR to conduct its investment strategy;
•	lack of availability of qualifying real estate-related investments;
•	DFR’s inability to continue to issue collateralized debt obligation vehicles (which can provide DFR with attractive financing for debt securities investments);
•	adverse changes in accounting principles, tax law, or legal/regulatory requirements;
•	competition with other REITs for those investments that are limited in supply;
•	changes in the general economy or debt markets in which DFR invests;
•	failure to comply with applicable laws and regulations;
•	limitations and restrictions contained in instruments and agreements governing indebtedness and preferred stock, including the Series A Preferred Stock;
•	ability to raise additional capital and secure additional financing;
•	ability to structure long-term incentives and retain key employees;
•	liability resulting from actual or potential future litigation;
•	the costs, uncertainties and other effects of legal and administrative proceedings, including a current inquiry by the Securities and Exchange Commission;

-more-

Deerfield Capital Corp.

Add 4

•	competition and the impact of competition; and
•	actions of domestic and foreign governments and the effect of war or terrorist activity.

Relating to the ongoing operation of DCM:

•

significant reductions in DCM’s client assets under management (which would reduce DCM’s advisory fee revenue), due to such factors as weak performance of its investment products (either on an absolute basis or relative to its competitors or other investment strategies), substantial illiquidity or price volatility in the fixed income instruments that DCM trades, loss of key portfolio management or other personnel (or lack of availability of additional key personnel if needed for expansion), reduced investor demand for the types of investment products DCM offers, loss of investor confidence due to adverse publicity, and non-renewal or early termination of investment management agreements;

•	pricing pressure on the advisory fees that DCM can charge for its investment advisory services;
•

difficulty in increasing assets under management, or efficiently managing existing assets, due to market-related constraints on trading capacity, inability to hire the necessary additional personnel or lack of potentially profitable trading opportunities;

•

DCM’s removal as investment advisor of one or more of the collateralized debt obligation vehicles or other accounts DCM manages, or the reduction in DCM’s CDO or CLO management fees because of payment defaults by issuers of the underlying collateral or the triggering of certain structural protections built into CDOs or CLOs;

•	availability, terms (including changes in interest rates) and effective deployment of capital;
•	changes in legal or self-regulatory requirements, including investment management regulations and accounting standards;
•	the costs, uncertainties and other effects of legal and administrative proceedings, including a current inquiry by the Securities and Exchange Commission; and
•	the impact of general economic conditions on consumer spending or securities investing, including a slower consumer economy and the effects of war or terrorist activities.

-more-

Deerfield Capital Corp.

Add 5

These and other factors that could cause DFR’s actual results to differ materially from those described in the forward-looking statements are set forth in DFR’s annual report on Form 10-K for the year ended December 31, 2006 and in DFR’s other public filings with the SEC and public statements by DFR. Readers of this press release are cautioned to consider these risks and uncertainties and not to place undue reliance on any forward-looking statements.

Additional Information About the Conversion of Preferred Stock and Where to Find It

In connection with the special stockholder meeting to vote on the conversion of the DFR Series A cumulative convertible preferred stock into shares of DFR common stock, DFR will file a proxy statement with the Securities and Exchange Commission (SEC). STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT FILED WITH THE SEC CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED CONVERSION. The definitive proxy statement will be mailed to DFR’s stockholders. In addition, stockholders will be able to obtain the proxy statement and all other relevant documents filed by DFR with the SEC free of charge at the SEC's Web site www.sec.gov or from Deerfield Capital Corp., Attn: Investor Relations, One O'Hare Center, 9th Floor, 6250 North River Road. Rosemont, Illinois 60018. 773-380-1600.

Participants in the Solicitation

DFR’s directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of the company in favor of the conversion of DFR Series A cumulative convertible preferred stock into shares of DFR common stock. INFORMATION ABOUT DFR AND ITS DIRECTORS AND EXECUTIVE OFFICERS, AND THEIR OWNERSHIP OF THE COMPANY'S SECURITIES AND INTERESTS IN THE CONVERSION, WILL BE SET FORTH IN THE AFOREMENTIONED PROXY STATEMENT. Additional information regarding the interests of those persons may be obtained by reading the proxy statement when it becomes available.